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                                  Exhibit 10.14

                Agreement for Financial Public Relations Services

             with Market Pathways Financial Relations Incorporated,

                              dated August 11, 1999


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                                  AGREEMENT FOR

                       FINANCIAL PUBLIC RELATIONS SERVICES

THIS AGREEMENT is entered into on this 11th day of August 1999 by and between MARKET PATHWAYS FINANCIAL RELATIONS INCORPORATED (hereinafter "MP"), with its principal place of business at 2222 Martin, Suite 110, Irvine, California 92612 and THE HEALTH CHANNEL.COM, INC. hereinafter ("Client"), a Delaware corporation, with its principal place of business at 5000 Birch Street, Suite 4000, Newport Beach, California 92660. HEREAFTER, the Client and MP are referred to collectively as "Parties", and singularly as "Party".

WHEREAS, the Parties desire to set forth the terms and conditions under which services shall be performed.

NOW, THEREFORE, in consideration of these promises of the mutual covenants herein, the Parties hereto agree as follows:

ARTICLE I - SCOPE OF SERVICES

MP agrees to perform for the Client the financial services described as follows:

(a) MP will develop, implement, and maintain an ongoing stock market support system with the general objective of expanding stockbroker awareness of the Client's activities, and hence a commensurate interest in the Client's stock. This stock market support system will have a four-part approach:

(i) A SHAREHOLDER COMMUNICATION SYSTEM to keep existing stockholders informed about the Client's activities and potential.

(ii) A STOCKBROKER / INSTITUTIONAL SUPPORT SYSTEM to build a national network of stockbrokers, analysts, and market makers who are informed about and interested in the Client.

(iii) AN INVESTOR LEAD GENERATION SYSTEM to develop leads for selected brokers and to assist them in marketing the Client's stock.

(iv) A MEDIA RELATIONS SYSTEM to increase corporate visibility through informational press releases, placement of articles and copy consulting on annual and quarterly reports.

(b) OPTIONAL SERVICES: Additional projects, such as design and production of annual and quarterly reports, video or slide presentations, speech writing, and introductions related to financing and investment banking activities, will be performed and billed as mutually agreed upon by both Parties on a case by case basis.

ARTICLE II - PERIOD OF PERFORMANCE

         The period of performance under this Agreement shall be for a primary term of one (1) year from the date hereof. This Agreement may be terminated for any reason by either Party after the first ninety days, upon ninety days written notice of termination. Notice of termination may only be given after the first ninety days of this Agreement. Unless notice of termination or non-renewal is received no later than one (1) year from the date hereof, this Agreement automatically renews for successive one-year period under the same terms and conditions. (Specifically, $4,000 per month plus expenses and additional Common Stock, as described herein.)

ARTICLE III - CONTRACTUAL RELATIONSHIP

         In performing the services under this Agreement, MP shall operate as, and have the status of an independent contractor. The Client and MP will be mutually responsible for determining the means and the methods for performing the services described in ARTICLE I.

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ARTICLE IV - COMPENSATION

      As full consideration for the performance of the basic (four-part) services described above, the Client shall pay MP compensation as follows:

(a) CASH: $48,000 cash plus reasonable expenses. Said $48,000 shall be paid monthly in advance at the rate of $4,000 per month.

(i) Initial payment for the first month and an equal amount against unpaid retainers or expenses shall be due at the time this Agreement is signed ($8,000). Following the initial payment, ensuing payments are payable monthly in advance to MP's principal place of business and are due on the first day of each month.

(ii) EXPENSES: Expenses are expected to be approximately $500 per month for phone/fax and postage. Expenses include, but are not limited to, the following: travel and lodging; telephone, fax, and other communications; fare of public carrier; photocopy and printing; postage; and special mailings. MP agrees to obtain prior client approval for any single expense over $100. MP shall submit monthly invoices to the Client, covering the monthly retainer fee and reimbursable expenses.

(b) COMMON STOCK: Client will issue to MP 85,000 shares of its common stock. The Parties acknowledge that the shares will be issued pursuant to Rule 144 of the Securities Act of 1933, and that the shares will bear a restrictive legend requiring them to be held by MP prior to sale for such length of time and in accordance with such terms as are applicable under the relevant securities laws then in effect. If this Agreement is terminated for any reason, the entire number of shares of Client's Common Stock will be deemed to have been earned and no reduction or refund shall take place. Said share certificate will bear a date NO LATER THAN 30 DAYS after the date of this Agreement and will be delivered to MP's principal place of business no later than 30 days after the date of this Agreement

(c) PRORATED COMPENSATION: If this Agreement is terminated for any reason, the cash amount due will be prorated to the final date of service under this Agreement.

ARTICLE V - ADJUSTMENTS TO COMMON STOCK

The number of shares of Common Stock and classes of Capital Stock of the Client are subject to adjustment from time to time as follows:

(a) If the Client is a party to a consolidation, merger or transfer of assets which reclassifies or changes its outstanding Common Stock, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be) shall by operation of law assume the Client's obligations under this Agreement. As a condition to the consummation of such transaction, the Client shall arrange for the person or entity obligated to issue securities or deliver cash or other assets to, concurrently with the consummation of such transaction, assume the Client's obligations hereunder by executing an instrument so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided herein.

ARTICLE VI - CLIENT INFORMATION

Since MP must at all times rely upon the accuracy and completeness of information supplied to it by the Client's officers, directors, agents, and employees, the Client agrees to indemnify, hold harmless, and defend, MP, its officers, agents, employees at the Client's expense, in any proceeding or suit which may arise out of and/or due to any inaccuracy or incompleteness of such material supplied by the Client to MP.

ARTICLE VII - GRANT OF LICENSE

(a) MP hereby grants a license to the Client, through the duration of this Agreement, to use MP's exclusive system, lists, manuals, and trademarked and copyrighted materials. Due to the unique and proprietary nature of these systems and materials, MP will revoke this license upon termination of this Agreement for any reason and all such materials, and lists must be returned to MP immediately thereafter and their use by the Client discontinued.

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(b)   MP agrees that all information disclosed to it about the Client's products, processes and services are the sole property of the Client and it will not assert any rights to any confidential or proprietary information or material, nor will it directly or indirectly, except as required in the conduct of its duties under this Agreement, disseminate or disclose any such confidential information; and

(c) Upon termination of this Agreement, MP will return to the Client all documents, records, notebooks and similar items of or containing confidential information then in its possession, including copies thereof, whether prepared by MP or others.

ARTICLE VIII - REPRESENTATIVE AND NOTICES

Notices provided for hereunder shall be in writing and may be served personally to the Client's representative and MP's representative at their respective place of business or by registered mail to the address of each Party, as first set forth herein above or may be transmitted by FAX.

ARTICLE IX - ARBITRATION/JURISDICTION OF COURT

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in the County of Orange, California, in accordance with the rules of the American Arbitration Association there in effect, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure and the prevailing Party shall be entitled to actual costs and actual attorney's fees from arbitration or any other civil action. Judgment upon the award rendered therein may be entered in any Court having jurisdiction thereof. Jurisdiction for any legal action is stipulated between the Parties to lie in the County of Orange, California.

ARTICLE X - MISCELLANEOUS

This Agreement constitutes the entire agreement between the Client and MP related to providing financial relations services. It supersedes all prior or contemporaneous communications, representations or agreements, whether oral or written, with respect to the subject matter hereof and has been induced by no representations, statements or agreements other than those herein expressed. No agreement hereafter made between the Parties shall be binding on either Party unless reduced to writing and signed by an authorized officer of the Party bound thereby.

This Agreement shall in all respects be interpreted and construed, and the rights of the Parties hereto shall be governed, by the laws of the State of California.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers.

   THE HEALTH CHANNEL.COM, INC.                MARKET PATHWAYS FINANCIAL
                                                 RELATIONS INCORPORATED


              BY:/s/ THOMAS P. LONERGAN            BY:/s/ SHANNON T. SQUYRES
                 ----------------------               ----------------------
      THOMAS P. LONERGAN, C.O.O., V.P., C.F.O.     SHANNON T. SQUYRES, PRESIDENT

              DATE: AUGUST 11, 1999                    DATE: AUGUST 11, 1999